WARRANT CERTIFICATE


Date:  _____ ___, ___                      [         ] Warrants


NEITHER THE WARRANTS EVIDENCED HEREBY, NOR THE STOCK TO BE ISSUED
UPON EXERCISE
THEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE
"SECURITIES ACT"), OR QUALIFIED OR REGISTERED UNDER ANY STATE
SECURITIES LAWS
(THE "STATE SECURITIES LAWS"). NO SALE OR OTHER DISPOSITION MAY BE
MADE WITHOUT
AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
COMPLIANCE WITH
THE APPLICABLE STATE SECURITIES LAWS, OR, IN THE CASE OF A SALE OR
OTHER
DISPOSITION OTHER THAN PURSUANT TO RULE 144A UNDER THE SECURITIES
ACT, AN
OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER AND ITS
COUNSEL, THAT
SAID REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND THAT
APPLICABLE
STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH.


          This Warrant Certificate certifies that RHI HOLDINGS,
INC.
("Purchaser"), a Delaware corporation, or any entity to which this Warrant is assigned in compliance with the terms hereof (Purchaser and any such assignee being hereafter sometimes referred to as "Holder"), is the holder of the number of Warrants set forth above. Each Warrant entitles the Holder to subscribe to and purchase, during the period commencing at the date first set forth above and ending at 5 p.m. Hartford, Connecticut, local time, on the fifth
(5th)
anniversary of such date (the "Expiration Time"), one(1) fully paid and nonassessable share of common stock, par value $0.01 per share (the "Common
Stock"), of Shared Technologies Cellular, Inc. (the "Company"), a Delaware corporation with its principal place of business at 100 Great Meadow Road,
Wethersfield, Connecticut, at a purchase





-------------------

1     If any of the events specified in Section 3 occur after the date of the
      Agreement and before the date of issuance of this Warrant
Certificate, the
      number specified here shall be adjusted in accordance with
Section 3.

price of $3.00(2) (such price, as adjusted in accordance with the terms herein, the "Exercise Price"). The number of shares for which each Warrant is exercisable (as adjusted, the "Exercise Ratio") and the Exercise
Price is
subject to adjustment as set forth herein.

          The Warrants evidenced hereby were issued to Purchaser pursuant to that certain Purchase Agreement dated as of December 27, 1996 between the
Company and Purchaser (the "Agreement").


                                    ARTICLE I

                                   DEFINITIONS


1.1   "Common Stock Equivalents" shall mean Convertible
      Securities and Rights.

1.2 "Convertible Securities" means any securities which are directly or indirectly convertible or exchangeable into Common Stock.

1.3   "Effective Price" means the quotient obtained by dividing (i)
Minimum
      Consideration by (ii) Maximum Shares Upon Exercise.

1.4   "Fair Market Value" means, at any date:

      (a) The average of the closing prices of the Common Stock quoted in the Over-The-Counter Market Summary (if not on the Nasdaq system) or the closing price quoted on the Nasdaq Stock Market or any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the five (5) consecutive trading days prior to such date; or

      (b) If the Common Stock is not traded over-the-counter or on an exchange, the per share fair market value of

-------------------

2     If any of the events specified in Section 3 occur after the date of the
      Agreement and before the date of issuance of this Warrant
Certificate, the
      Purchase Price specified here shall be adjusted in accordance with Section
      3.

            the Common Stock at such date, as determined by an independent appraiser appointed in good faith by the Company's
Board of
            Directors. The cost of such appraisal shall be borne by the Company.

1.5 "Maximum Shares Upon Exercise" means the maximum number of shares of
         Common Stock issuable under a Common Stock Equivalent upon complete exercise and full conversion of all Rights or Convertible
Securities
         represented thereby, computed without regard to contingent adjustment to the number of shares issuable upon exercise and conversion (other than adjustments caused solely by the passage of time which increase the number of shares issuable upon exercise and conversion).

1.6 "Minimum Consideration" means the minimum aggregate consideration paid or payable at any time for the purchase of the Common
Stock Equivalents
         during the term of the Common Stock Equivalents, and upon complete exercise and full conversion of the Common Stock
Equivalents, computed
         without regard to contingent adjustments to exercise or conversion price (other than adjustments caused solely by the passage of time which reduce such minimum aggregate consideration).

1.7 "Rights" means any options, warrants, or rights to purchase Common Stock or Convertible Securities.


                                   ARTICLE II

                              EXERCISE AND PAYMENT


2.1      Cash Exercise. The Warrants represented by this Warrant
Certificate may
         be exercised by Holder, in whole or in part, by the surrender of this
         Warrant Certificate at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Exercise
         Price of the shares being purchased.

2.2 Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2.1, Holder may elect to receive shares of Common Stock equal to the value of the Warrants evidenced hereby (or of any portion thereof remaining unexercised) by surrender of this Warrant
Certificate at the
         principal office of the Company together with notice of such election, in which event the Company shall issue to Holder a number of shares of
         Common Stock computed using the following formula:

                  X = Y (A-B)
                        A

      Where    X  =     the number of shares of Common Stock to be
                        issued to Holder;

               Y        = the number of shares of Common Stock
purchasable under
                        the Warrants being exercised (at the date
of such
                        calculation);

               A  =     the Fair Market Value of one share of
                        Common Stock (at the date of such
                        calculation); and

               B        = Exercise Price (as adjusted to the date
of such
                        calculation).


2.3 Stock Certificate. In the event of any exercise of Warrants evidenced hereby, certificates for the shares of Common Stock so purchased shall be delivered to Holder within a reasonable time and, unless the Warrants evidenced hereby has been fully exercised or has expired, a new Warrant
      Certificate representing the Warrants that have been exercised shall also be issued to Holder within such time.

2.4   Automatic Exercise.

      (a) To the extent the Warrants evidenced hereby are not previously exercised, and if the Fair Market Value of one share of Common Stock is greater than the Exercise Price, the Warrants evidenced hereby shall be deemed automatically exercised in accordance with Section
            2.2 hereof (even if not surrendered) immediately before the
            Expiration Time.

      (b)   If at any date prior to the Expiration Time the Fair
Market Value of
            one share of Common Stock is greater than 200% of the Exercise
            Price, the Warrants
            evidenced hereby shall be deemed automatically exercised in accordance with Section 2.2 hereof (even if not surrendered).

      (c) To the extent the Warrants evidenced hereby are deemed automatically exercised pursuant to this Section 2.4, the Company agrees to notify
            Holder within a reasonable period of time of the number of shares of
            Common Stock, if any, Holder is to receive by reason of such automatic exercise.

2.5 Stock Fully Paid, Reservation of Shares. The Company covenants and agrees that all Common Stock which may be issued upon the exercise of Warrants evidenced hereby will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof
      (excluding taxes based on the income of Holder). The Company further covenants and agrees that at all times prior to the Expiration Time, the
      Company will have authorized and reserved for issuance a sufficient number of shares of Common Stock as would be required upon the full exercise of the Warrants evidenced hereby.

2.6 Fractional Shares. No fractional share of Common Stock will be issued in connection with any exercise hereof, but in lieu of a fractional share upon complete exercise hereof, Holder may purchase a whole share at the then effective Exercise Price.


                                   ARTICLE III

                        CERTAIN ADJUSTMENTS OF NUMBER OF
                      SHARES PURCHASABLE AND WARRANT PRICE


3.1 Reclassification, Consolidation or Merger. In case of: (i) any reclassification or change of outstanding securities issuable upon exercise of Warrants; (ii) any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification, change or exchange of outstanding securities issuable upon exercise of Warrants); or (iii) any sale or transfer to another corporation of all, or substantially all, of the property of the
      Company,
      then, and in each such event, the Company or such successor or purchasing corporation, as the case may be, shall execute a new Warrant
Certificate
      which will provide that Holder shall have the right to exercise the
      Warrants evidenced by such new Warrant Certificate and purchase upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of securities, money and property receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of one share of Common
Stock issuable
      upon exercise of a Warrant had a Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, sale or transfer.
      Such new Warrant Certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 3 and the provisions of Section 3.1, shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

3.2 Subdivision or Combination of Shares. If the Company shall at any time while this Warrant remains outstanding and unexercised in whole or in part: (i) divide its Common Stock, the Exercise Price shall be proportionately reduced and the Exercise Ratio shall be proportionately increased; or (ii) combine shares of its Common Stock, the Exercise Price shall be proportionately increased and the Exercise Ratio shall be proportionately decreased.

3.3   Adjustment for Issue or Sale of Shares at Less Than the
      Exercise Price.

      (a) If, in a transaction other than an issuance excepted from this provisions as set forth below or an issuance that causes an adjustment under Sections 3.1 or 3.2, the Company shall at any time or from time to time, issue any additional shares of Common Stock or Common Stock Equivalents without consideration or for a net consideration per share (or Effective Price in the case of Common Stock Equivalents) less than the Exercise Price in effect immediately prior to such issuance, then, and in each case, the Exercise Price shall be lowered to an amount equal to the lowest per share price received, or deemed received, by the Company as consideration for such Shares. In addition, the Exercise Ratio shall be adjusted in accordance with the formula:

                        E' = E x      (O + N)
                                 (O + (N x P/M))

      Where       E' =   the adjusted Exercise Ratio;

                  E  =   the current Exercise Ratio;

                  O       = the number of shares of Common Stock
outstanding
                          immediately prior to the issuance to
which this
                          Section 3.3 applies;

                  N       = the number of shares of Common Stock so
issued or
                          the Maximum Shares Upon Exercise of the
Common Stock
                          Equivalents so issued, as the case may
be;

                  P       = the price of the shares of Common Stock
so issued or
                          the Effective Price of the Common Stock
Equivalents so
                          issued, as the case may be; and

                  M       = the Exercise Price as of the time of
determination
                          or at the time of sale, as the case may
be.

      (b) There shall be no adjustment under this Section 3.3 for any sales or issuances: (i) in a transaction in which an adjustment will be made pursuant to
            Section 3.1 or 3.2; (ii) of Common Stock or Common Stock Equivalents not in excess of ten percent (10%) of the shares of Common Stock issued and outstanding as of the date of the Agreement (measured cumulatively from the date of the Agreement), if such issuance is made pursuant to an employee incentive plan approved by the Company's shareholders and Board of Directors; or (iii) upon exercise or conversion of Common Stock Equivalents outstanding on the date of the Agreement.

      (c) The issuance of Common Stock Equivalents shall be deemed an issuance at the time of the issuance of such shares of Common
Stock
            underlying the Common Stock Equivalents. No adjustment of the
            Exercise Price or the Exercise Ratio shall be made under this
            Section 3.3 upon the issuance of shares of Common Stock upon the exercise or conversion of Common Stock

            Equivalents if an adjustment has previously been made as above provided. Any adjustment of the Exercise Price or the Exercise Ratio shall be disregarded, if, as and when such Common Stock
Equivalents
            expire or are cancelled without being exercised so that the Exercise
            Price and Exercise Ratio effective immediately upon such
            cancellation or expiration shall be equal to the Exercise Price and
            Exercise Ratio, respectively, in effect at the time of the issuance of the expired or cancelled Common Stock Equivalents, with such additional adjustments as would have been made to the Exercise Price and Exercise Ratio had the expired or cancelled Common
Stock
            Equivalents not been issued.

3.4 Certain Distributions. If at any time the Company grants, issues or sells options, convertible securities, or rights to purchase capital stock of the Company, warrants or other securities pro rata to the record holders of Common Stock (the "Distribution Rights") or, without duplication, makes any dividend or otherwise makes any distribution
("Distribution") on
      shares of Common Stock (whether in cash, property, evidences of indebtedness or otherwise), then the Company shall grant, issue, sell or make to Holder the aggregate Distribution Rights or Distribution, as the case may be, which the Holder would have acquired if Holder had held the maximum number of Shares acquirable upon complete exercise of the Holder's
      Warrants immediately before the record date for the grant, issuance or sale of such Distribution Rights or Distribution, as the case may be, or, if there is no such record date, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such
      Distribution Rights or Distribution, as the case may be.
Except as
      provided in this Section 3.4, no payment or adjustment will be made for dividends on any Common Stock.

3.5 Other Action Affecting Common Stock. If the Company takes any action with respect to its capital structure affecting its Common Stock after the date hereof other than an action described in either of Sections
3.1 and 3.2
      hereof, which would have a material effect upon Holder's rights hereunder, the Exercise Price and the Exercise Ratio shall be adjusted in such manner and at such time as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances;
provided,
      however, that in no event shall the Exercise Price be increased or the Exercise Ratio be decreased pursuant to this Section 3.5.

3.6   Time of Adjustments to the Exercise Price and Exercise Ratio.
All
      adjustments to the Exercise Price and the Exercise Ratio, unless otherwise specified herein, shall be effective as of the earliest of:

      (a) the date of issue (or date of sale, if earlier) of the security causing the adjustment;

      (b) the effective date of a division or combination of shares; and

      (c) the record date of any action of holders of the Company's capital stock of any class taken for the purpose of dividing or combining shares or entitling shareholders to receive a distribution or dividends.

3.7 Notice of Adjustments. In each case of an adjustment in the Exercise Price and Exercise Ratio, the Company, at its expense, shall cause the Chief
      Financial Officer of the Company to compute such adjustment and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall promptly mail a copy of each such certificate to Holder pursuant to Section
5.12 hereof.

3.8   Duration of Adjusted Exercise Price or Exercise Ratio.
Following each
      adjustment of the Exercise Price or Exercise Ratio, such adjusted Exercise
      Price or Exercise Ratio shall remain in effect until further adjustment of the Exercise Price or Exercise Ratio, respectively.


                                   ARTICLE IV

                           TRANSFER, EXCHANGE AND LOSS


4.1 Transfer. The Warrants evidenced hereby are transferable on the books of the Company and at its principal office by the registered
Holder hereof
      upon surrender of this Warrant Certificate properly endorsed, subject to compliance with the federal and state securities laws. The
Company shall
      issue and deliver to the transferee a new Warrant Certificate or
      Certificates representing the

      Warrants so transferred. Upon any partial transfer, the Company will issue an deliver to Holder a new Warrant Certificate or Certificates with respect to the Warrants not so transferred. Notwithstanding the foregoing,
      Holder shall not be entitled to transfer a number of shares or an interest in this Warrant Certificate representing less than five percent (5%) of the aggregate shares initially covered by this Warrant
Certificate. Any
      transferee shall be subject to the same restrictions on transfer with respect to this Warrant as the Purchaser.

4.2 Securities Laws. Upon any issuance of shares of Common Stock upon exercise of Warrants evidenced hereby, it shall be the Company's responsibility to comply with the requirements of: (1) the Securities Act; (2) the
      Securities Exchange Act of 1934, as amended; (3) any applicable listing requirements of any national securities exchange; (4) any State Securities
      Laws; and (5) requirements under any other law or regulation applicable to the issuance or transfer of such shares. If required by the Company, in connection with each issuance of shares of Common Stock upon exercise of
      Warrants evidenced hereby, Holder will give: (i) assurances in writing, satisfactory to the Company, that such shares are not being purchased with a view to the distribution thereto in violation of applicable laws, (ii)
      sufficient information, in writing, to enable the Company to rely on exemptions from the registration or qualification requirements of applicable laws, if available, with respect to such exercise, and (iii)
      its cooperation to the Company in connection with such compliance.

4.3 Exchange. This Warrant Certificate is exchangeable at the principal office of the Company for a Warrant Certificate or Certificates representing the same aggregate number of Warrants evidenced hereby. Each new
Warrant
      Certificate shall be identical in form and content to this Warrant
      Certificate, except for appropriate changes in the number of Warrants, the percentage stated in Section 4.1 above, and any other changes which are necessary in order to prevent the exchange from changing the respective rights and obligations of the Company and the Holder as they existed immediately prior to such exchange.

4.4 Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, this Warrant

      Certificate and (in the case of loss, theft, or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant Certificate.

                                    ARTICLE V

                                  MISCELLANEOUS


5.1 No Shareholder Rights Until Exercise. Except as specifically provided herein, no Holder Hereof, solely by virtue hereof, shall be entitled to any rights as a shareholder of the Company. Holder shall have all rights of a shareholder with respect to securities purchased and paid for as provided herein (a) upon exercise hereof at the time of cash or net issue exercise pursuant to Section 2.1 and 2.2 hereof or (b) at the time of automatic exercise hereof (even if not surrendered) pursuant to Section
      2.5 hereof.

5.2 Notice of Changes in Capital Structure. The Company further covenants and agrees that it will give each Holder at least 10 days' prior written notice of any intended change to the composition of its capital structure, whether by issuance of new securities or otherwise, if any such change would require an adjustment of the Exercise Ratio or the Exercise Price hereunder.

5.3 No Dilution or Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dilution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant
Certificate,
      but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the
      Company will not increase the par value of any shares of stock receivable upon the exercise of Warrants evidenced hereby above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock upon the exercise of
      Warrants evidenced hereby.

5.4 Registration Rights. The holders of shares of Common Stock or other securities issued upon exercise of the Warrants evidenced hereby are entitled to the registration rights set forth in the Registration Rights
      Agreement dated as of December 27, 1996 between the Company and Purchaser.

5.5 Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, and delivery of
      Warrants evidenced hereby, and the issuance, sale and delivery of the shares of Common Stock or other securities or property issuable or deliverable upon exercise of Warrants.

5.6 Governing Laws. It is the intention of the parties hereto that except as set forth below, the internal laws of the state of Connecticut, U.S.A.
      (irrespective of its choice of law principles) shall govern the validity of this warrant, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Notwithstanding the foregoing, the corporation laws of the
State of
      Delaware shall govern the procedural and substantive matters pertaining to the due authorization, issuance, delivery and exercise of this Warrant and the shares of Common Stock upon exercise hereof. Except as set forth below, the parties hereby agree that any suit to enforce any provision of this Warrant arising out of or based upon this Warrant or the business relationship between any of the parties hereto shall be brought in the
      United States District Court of the District of Connecticut or the
      Superior Court in Hartford, Connecticut. Each party hereby agrees that such courts shall have personal jurisdiction and venue with respect to such party, and each party hereby submits to the personal jurisdiction and venue of such courts. In addition to the foregoing jurisdiction, Holder at its sole option, may commence any such suit in any jurisdiction in which the Company has a business office or is incorporated.

5.7 Binding Upon Successors and Assigns. Subject to, and unless otherwise provided in, this Warrant, each and all of the covenants, terms provisions, and agreements contained herein shall be binding upon, and inure to the benefit of the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

5.8   Severabililty. If any one or more provisions of this Warrant
Certificate,
      or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Warrant
Certificate and
      the application of such provisions to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace any such void or unenforceable provisions of this Warrant Certificate with valid and
      enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

5.9 Default, Amendment and Waivers. This Warrant may be amended upon the written consent of the Company and the Holder. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

5.10 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

5.11 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Warrant Certificate, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys'
      fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

5.12 Notices. whenever any party hereto desires or is required to give any notices, demand, or request with respect to this Warrant, each such communication shall be in writing and shall be effective only if it is delivered by personal service, sent by telecopy or mailed, United States certified mail, overnight service, postage prepaid, return receipt requested, addressed as follows:


            Company:    Share Technologies Cellular, Inc.
                        100 Great Meadow Road
                        Wethersfield, CT  06109
                        Attn:  Legal Department
                        Fax No. (203) 258-2401

            Holder:     RHI Holdings, Inc.
                        Washington Dulles International Airport
                        300 West Service Road
                        Chantilly, VA  20153
                        Attn:  Donald E. Miller, Esq.
                        Fax No. (703) 478-5775


      Such communication shall be effective when they are personally delivered, or telecopied, to the addressee thereof; but if sent by certified mail in the manner set forth above, they shall be effective one (1) business days after being deposited in the United States mail. Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

5.13  Time.  Time is of the essence of this Warrant.

5.14 No Endorsement. Holder understands that no federal or state securities administrator has made any findings or determination relating to the fairness of investment in the Company or purchase of the Common Stock hereunder and that no federal or state securities administrator has recommended or endorsed the offering of securities by the Company hereunder.

5.15 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

5.16 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Warrant.

                                    COMPANY:


                                    SHARED TECHNOLOGIES CELLULAR,
INC.



                                     By:

------------------------------
                                         Name:
                                         Title: